VCA-24
THE PRUDENTIAL [Logo]                             THE PRUDENTIAL
                                                  INSURANCE COMPANY
                                                  OF AMERICA



agrees to pay the benefits provided under this contract in accordance with and subject to its terms.


Contract-Holder:                        Plan:


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Effective Date:                         Group Annuity Contract No.:

                                        ---------------------------------------
                                        Eligible Classification:

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Provisions and Schedules                Jurisdiction:
attached:

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                                        THE PRUDENTIAL INSURANCE COMPANY
                                                  OF AMERICA

By:
   -------------------------
   Title:                               President  /s/ Joseph J. Melone


Date:                                   Secretary  /s/ Dorothy K. Light
     -------------------------

                                                                        Attest
                                              -------------------------

                                        Date:
                                              -------------------------


Group Annuity Contract providing for contributions on account of Participants. Annual determination of participation in divisible surplus. All subject to the provisions of this contract.

NOTICE - ALL CONTRACTUAL VALUES OR PAYMENTS PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT RESULTS OF A PRUDENTIAL SEPARATE ACCOUNT DESCRIBED IN THIS CONTRACT, ARE VARIABLE, SUBJECT TO CHANGE BOTH UP AND DOWN, AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.




GVA-120-87 (24)                                                           19081

                                  TABLE OF CONTENTS


PROVISION                                                   Serial Page

     I. CONTRIBUTIONS - ACCOUNTS - CHARGES
        1.1  Contributions . . . . . . . . . . . . . . .      100
        1.2  Participant's Accounts. . . . . . . . . . .      110
        1.3  Annual Account Charge . . . . . . . . . . .      120
        1.4  Reports . . . . . . . . . . . . . . . . . .      120

    II. INVESTMENT ACCOUNT - INVESTMENT MANAGEMENT FEES -
        UNIT VALUES - SUBACCOUNTS INCLUDED
        2.1  The Prudential Variable Contract
               Account-24 (VCA-24) . . . . . . . . . . .      200
        2.2  Investment Management Fees. . . . . . . . .      200
        2.3  Unit Values . . . . . . . . . . . . . . . .      210
        2.3  Subaccounts Included. . . . . . . . . . . .      210

   III. WITHDRAWALS AND TRANSFERS - DEATH PAYMENTS
        3.1  Participant's Withdrawals . . . . . . . . .      300
        3.2  Death Payments. . . . . . . . . . . . . . .      310
        3.3  Transfers between Related Contracts . . . .      330
        3.4  Transfers to Another Financial Institution.      340
        3.5  Transfers Involving a Similar Contract
               of Another Employer . . . . . . . . . . .      350

    IV. DISTRIBUTIONS
        4.1  Distributions . . . . . . . . . . . . . . .      400
        4.2  Required Distribution Date. . . . . . . . .      400
        4.3  Minimum Required Distributions. . . . . . .      420
        4.4  Terms of Payment of Annuities . . . . . . .      420
        4.5  Small Annuities and Accounts. . . . . . . .      430
        4.6  Payees. . . . . . . . . . . . . . . . . . .      430

     V. CHANGES
        5.1  Changes by Prudential . . . . . . . . . . .      500
        5.2  Changes by Agreement. . . . . . . . . . . .      500
        5.3  Changes to Conform to Law . . . . . . . . .      500
        5.4  Persons Empowered to Act for Prudential . .      500

    VI. DISCONTINUANCE - TERMINATION OF CONTRACT
        6.1  Discontinuance of Establishing Participants'
               Accounts. . . . . . . . . . . . . . . . .      600
        6.2  Discontinuance of Contributions under
               this Contract . . . . . . . . . . . . . .      600
        6.3  Termination of Contract . . . . . . . . . .      600

   VII. GENERAL TERMS
        7.1  Contract-Holder . . . . . . . . . . . . . .      700
        7.2  Communications. . . . . . . . . . . . . . .      700
        7.3  Place of Payment -- Currency  . . . . . . .      700
        7.4  Information -- Records. . . . . . . . . . .      710
        7.5  Misstatements . . . . . . . . . . . . . . .      710
        7.6  Beneficiary . . . . . . . . . . . . . . . .      710




GVA-120-87 (24) (as modified by Group Annuity Amendment Form GAA-7764)
TC-100

                                TABLE OF CONTENTS
                                   (Continued)

Provision                                                   Serial Page

     7.7     Plan Changes. . . . . . . . . . . . . . . .      720
     7.8     Divisible Surplus . . . . . . . . . . . . .      720
     7.9     Limit on Assignment . . . . . . . . . . . .      720
     7.10    Certificates. . . . . . . . . . . . . . . .      730
     7.11    Entire Contract -- Construction . . . . . .      730

SCHEDULES
     Schedule A Forms of Annuity which May Be Purchased.      A-100
     Schedule B Life - Payment Certain Annuity . . . . .      S-100
     Schedule C Life - Contingent Annuity. . . . . . . .      S-100
     Schedule D Payment Certain Annuity. . . . . . . . .      S-100




GVA-120-87 (24)
TC-100

Provision I. CONTRIBUTIONS - ACCOUNTS - CHARGES:

1.1   CONTRIBUTIONS:

   (a) Regular Contributions:

       The contributions which are payable under this contract for a Participant are the payments made for him by his employer pursuant to a Salary-Annuity Agreement and any amounts contributed for him under the Plan, if any, and directed by the Participant for payment hereunder. For each Participant, total contributions (including those made pursuant to a Salary-Annuity Agreement) to this contract and any companion contract must be made at the rate of at least $200 annually during each twelve-month period. Contributions will be transmitted by the Contract-Holder or the employer.

       A Participant is a person for whom contributions have been paid under this contract and whose Participant's Accounts (see section 1.2) have not been cancelled.

       A Salary-Annuity Agreement is an agreement between an employee in an Eligible Classification and his employer. It is also an agreement between a Participant who has ceased to be an employee in an Eligible Classification and his new employer. Under the Agreement, the employer agrees to pay amounts to purchase an annuity for the employee meeting the conditions of Section 403(b) of the Federal Internal Revenue Code of 1986, as amended (the "Code").

       Contributions made pursuant to a Salary-Annuity Agreement may not exceed $9,500 for the taxable year of the Participant or such other amount as prescribed by the Internal Revenue Service under Section 402(g)(4) of the Code. This limitation shall not preclude any special increases applicable under Section 402(g)(8) of the Code. If the limitation described in this paragraph is exceeded in any taxable year, the Participant may, not later than the March 1 following the close of such taxable year, notify the Prudential, in writing, of such excess and request that all or a portion of such excess and the income or loss allocable thereto, be paid to him from the contract before the April 15 following the close of the Participant's taxable year. Income or loss allocable to a Participant's excess contributions shall be determined in accordance with any applicable Regulations issued by the Internal Revenue Service. Any distribution made pursuant to this paragraph shall be made without regard to any restrictions or charges otherwise applicable to withdrawals under section 3.1 of the contract.

       (To save words, male pronouns are used in this contract to refer to both men and women).





GVA-120-87 (24) (as modified by Group Annuity Amendment Form GAA-7764)
Serial 100

    (b) Transfer Contributions:

        The following amounts may be transferred to and paid as contribution under the contract for a Participant:

       (1) an amount which qualifies as a rollover contribution pursuant to the Code;

       (2) an amount which arises from an exchange of annuity contracts pursuant to the Code;

       (3)  an amount which arises from a Participant's interest in a Code
            Section 402(b)(7) custodial account; or

       (4) an amount which arises from a Participant's interest in another Group Annuity Contract issued to the Contract-Holder by Prudential.

      Any amounts transferred to the contract pursuant to paragraph (b) of this section 1.1 will be treated as a Salary-Annuity Agreement contribution made after December 31, 1988 for purposes of the limitations on withdrawals under section 3.1 of the contract. However, if any portion of such transferred amount was not subject to the limitations of Code
      Section 402(b)(11) or Code Section 403(b)(7)(A)(ii) prior to transfer, then such portion will be treated as a contribution made prior to December 31, 1988 for withdrawal purposes, if the following conditions are met:

       (1) a record of the amount of contributions, and any income thereon, which was not subject to the limitations of Code Section 403(b)(11) or Code Section 403(b)(7)(A)(ii) prior to transfer must be furnished to Prudential in a form satisfactory to it at the time such transfer is made, and

       (2) evidence that such amount was not subject to the limitations of Code Section 403(b)(11) or Code Section 403(b)(7)(A)(ii) prior to transfer must be furnished to Prudential in a form satisfactory to it at the time such transfer is made.

      The Prudential may require proof that all amounts transferred to the contract meet the requirements of the Code and any applicable Rulings or Regulations issued by the Internal Revenue Service.

1.2 PARTICIPANT'S ACCOUNT:

    Contributions paid under this contract for a Participant may be invested in any one or more of the Subaccounts described in section 2.4. as directed by the Participant. Prudential will establish a separate "Participant's Account" with respect to each Subaccount in which contributions are invested on behalf of a Participant. Each Account is expressed in Units of the applicable Subaccount.

    The number of Units added to a Participant's Account as a result of adding a contribution to a Subaccount is determined by dividing the



GVA-120-87 (24) (as modified by Group Annuity Amendment Form GAA-7764)
Serial 110                                                       1.1-1.2
    dollar amount of the contribution by the appropriate Unit Value for the day the contribution is added. (See section 2.3 for a description of each Unit Value.) A number of Units will be subtracted from a Participant's Account on each day on which a withdrawal is made from the Account. The number of Units is equal to the number requested for withdrawal or, if applicable, the number determined by dividing the dollar amount to be withdrawn by the appropriate Unit Value for the day of withdrawal.

    Each Account maintained for a Participant is the sum of the Units added to it, less the sum of the Units subtracted from it. The dollar value of each Account as of any day is the product of the number of Units in the Account at the close of business on that day and the appropriate Unit Value for that day.

    A Participant has a non-forfeitable interest in any Account established for him. All Accounts are subject to charges described later.

1.3 ANNUAL ACCOUNT CHARGE:

    On the last business day (see section 2.3) of each calendar year an amount will be withdrawn from the Accounts of each Participant which, in aggregate, will be equal to the Annual Account Charge. Also, on any other day on which all of a Participant's Accounts are cancelled, an amount will be withdrawn from them which, in aggregate, will be equal to the Annual Account Charge. However, no Charge will be withdrawn if the Participant's Accounts are being cancelled on a January 1 to purchase an annuity for him under this contract.

    The Annual Account Charge is $20.

    A Participant may have other Accounts for Salary-Annuity Agreement payments or Plan payments, if applicable, under other group annuity contracts issued to the Contract-Holder by Prudential (each one is called a "companion contract"). If so, the total Annual Account Charge that applies to all his Accounts will not exceed the amount shown above. This charge will be shared among all such Accounts as Prudential determines. Also, no charge will be withdrawn from a Participant's Accounts under this contract when they are cancelled unless no amounts remain in an Account for him under any companion contract.

    In addition to the Annual Account Charge, a charge may be made upon a Participant's withdrawal (see section 3.1.).

    The Charge may be changed as provided in section 5.1.

1.4 REPORTS:

    Prudential will periodically furnish a report with respect to each Participant's Account which has not been cancelled. The report will show the status of each Account as of the date of this report.



GVA-120-87 (24) (as modified by Group Annuity Amendment Form GAA-7764)
Serial 120                                                       1.2-1.4

Provision II.  INVESTMENT ACCOUNT - INVESTMENT MANAGEMENT FEES - UNIT VALUES -
               SUBACCOUNTS  INCLUDED:

2.1 THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT - 24 (VCA-24):

    VCA-24 is a separate investment account of Prudential established pursuant to a resolution adopted by its Board of Directors. The resolution provides that this account is to be used for contracts which state that certain payments and values under them will vary to reflect the investment results of this account.

    The investments held in VCA-24 are intended to be composed primarily of shares of The Prudential Series Fund, Inc. ("PSF"), an open-end diversified, management investment company registered under the Investment Company Act of 1940. VCA-24 is divided into Subaccounts, each of which is invested only in a corresponding Portfolio of PSF. The Portfolios of PSF in which the Subaccounts are invested are set forth in section 2.4. Prudential will invest and reinvest the assets held in each Subaccount in accordance with the investment objectives and policies established for it.

    The value of the assets of a Subaccount is determined daily by multiplying the number of PSF shares held by that Subaccount by the "Net Asset Value" of each share and adding the value of dividends declared by PSF for the corresponding Portfolio but not yet paid.

    The "Net Asset Value" per share of each PSF Portfolio is computed by adding the sum of the value of the securities held by that Portfolio plus any cash or other assets it holds, subtracting all its liabilities, and dividing the result by the total number of shares outstanding of that Portfolio at such time. Liabilities of the Portfolio include the costs of portfolio transactions, legal and accounting expenses, custodial and transfer agency fees, and the Investment Management Fees applicable to that Portfolio. (See section 2.2.)

    The total value of the assets of all Subaccounts comprising VCA-24 at all times will be at least equal to the total reserve liability required by law for all payments or values which vary in dollar amount to reflect the investment results of the VCA-24 Subaccounts. Assets held in the VCA-24 Subaccounts equal in value to the reserve liability will be held for the sole benefit of all contracts which participate in VCA-24. The amount, if any, by which the total value of the assets of all Subaccounts exceeds the total reserve liability will be subject to the exclusive control of Prudential. Thus, Prudential may, from time to time make transfers between the VCA-24 Subaccounts and its other investment accounts as, in its judgment experience warrants. A transfer will not affect Prudential's contractual liabilities under this contract.

2.2 INVESTMENT MANAGEMENT FEES:

    On each Business Day, the assets of each PSF Portfolio are reduced by an Investment Management Fee. The amount of the Fee for each Portfolio on


GVA-120-87 (24)
Serial 200                                                       2.1-2.2
    any Business Day is equal to the product of (a) and (b) where:

     (a) is the rate of the Investment Management Fee applicable to the Portfolio and

     (b) is the average daily assets of the Portfolio.

    The rate of the Investment Management Fee currently applicable to each Portfolio is shown in section 2.4. The Investment Management Fee for a Portfolio may be changed from time to time pursuant to a change in the investment advisory agreement for that Portfolio. Prudential will notify the Contract-Holder of any such change.

2.3 UNIT VALUES:

    A Participant's participation in one or more Subaccounts of VCA-24 will be reflected in Units of each such Subaccount.

    The following applies to each Subaccount described in section 2.4.

    The Unit Value for any Business Day is the dollar value of one Unit for that Business Day. ("Business Day" means a day the New York Stock Exchange is open for trading.) The initial Unit Value was $1.00. The Unit Value for any subsequent Business Day is determined as of the end of that Business Day by multiplying the Unit Change Factor for that Business Day by the Unit Value for the immediately preceding Business Day. The Unit Value for any day which is not a Business Day is equal to the Unit Value for the next Business Day. The Unit Value will go up or down in accordance with the Unit Change Factor described below.

    The Unit Change Factor for a Subaccount of VCA-24 for any Business Day is
    (i) divided by (ii), less (iii) where:

      (i) is the value of the assets of the Subaccount as of the end of the Business Day, but before taking into account any contributions, withdrawals or transfers made on such Day, and

      (ii) is the value of the assets of the Subaccount as of the end of the preceding Business Day, and

      (iii) is the daily equivalent of 0.75% (the Administrative Expense
            Charge).

    This section may be changed as provided in section 5.1.

2.4 SUBACCOUNTS INCLUDED:

    This section contains a description of the Subaccounts included in this contract. It describes the investment portfolio and other features of each Subaccount.

GVA-120-87 (24) (as modified by GAA-7664)
Serial 210                                                       2.2-2.4

                                    VCA-24-B


Subaccount:                                   Bond Subaccount invested in the
                                              Bond Portfolio of PSF (VCA-24-B).

Investments:                                  Primarily medium and long-term
                                              debt securities.

Unit name:                                    VCA-24-B Unit.

Frequency of Unit Value calculation:          Every Business Day.

Investment Management Fee deducted            Daily equivalent of effective
   from the assets of the Portfolio:          annual rate of .40%.






GVA-120-87 (24)
Serial 220-B                                                     2.4

                                                                  10/87

                                    VCA-24-S


Subaccount:                                     Common Stock Subaccount invested
                                                in the Common Stock Portfolio of
                                                PSF (VCA-24-S).

Investments:                                    Primarily common stocks.

Unit name:                                      VCA-24-S Unit.

Frequency of Unit Value calculation:            Every Business Day.

Investment Management Fee deducted              Daily equivalent of effective
 from the assets of the Portfolio:              annual rate of .45%.



GVA-120-87 (24)
Serial 220-S                                                      2.4

                                    VCA-24-AM


Subaccount:                                     Aggressively Managed Flexible
                                                Subaccount invested in the
                                                Aggressively Managed Flexible
                                                Portfolio of PSF (VCA-24-AM).

Investments:                                    Aggressively managed mix of
                                                money market instruments,
                                                long-term bonds and
                                                common stocks.

Unit name:                                      VCA-24-AM Unit.

Frequency of Unit Value calculation:            Every Business Day.

Investment Management Fee deducted              Daily equivalent of effective
   from the assets of the Portfolio:            annual rate of .60%.




GVA-120-87 (24)
Serial 220-AM                                                    2.4

                                   VCA-24-CM


Subaccount:                                     Conservatively Managed Flexible
                                                Subaccount invested in the
                                                Conservatively Managed Flexible
                                                Portfolio of PSF (VCA-24-CM).

Investments:                                    Conservatively managed mix of
                                                money market instruments,
                                                intermediate-term notes and
                                                bonds, and common stocks
                                                of established companies.

Unit name:                                      VCA-24-CM Unit.

Frequency of Unit Value calculation:            Every Business Day.

Investment Management Fee deducted              Daily equivalent of effective
   from the assets of the Portfolio:            annual rate of .55%.





GVA-120-87 (24)
Serial 220-CM                                                     2.4

                                    VCA-24-SI


Subaccount:                                     Stock Index Subaccount
                                                invested in the Stock Index
                                                Portfolio of PSF (VCA-24-SI).

Investments:                                    Primarily common stocks,
                                                invested in such a manner
                                                as to attempt to duplicate
                                                the investment results of the
                                                Standard & Poor's 500
                                                Composite Stock Price Index.

Frequency of Unit
  Value calculation:                            Every Business Day.

Investment Management Fee deducted              Daily equivalent of effective
  from the assets of the Portfolio:             annual rate of 0.35%.




GVA-120-87 (24) (as modified by GAA-7654)
Serial 220-SI                                                    2.4

Provision  III. WITHDRAWALS AND TRANSFERS - DEATH PAYMENTS:

3.1 PARTICIPANT'S WITHDRAWAL:

    A Participant may make withdrawals from his Participant's Accounts subject to any conditions specified in the Plan, if any.

    However, withdrawals attributable to (i) Salary-Annuity Agreement contributions made on or after January 1, 1989 and (ii) income credited on or after January 1, 1989 to any Salary-Annuity Agreement contributions, may not be made prior to the Participant's attainment of age 59 1/2, except upon the occurrence of one of the following events:

    - separation from service with the employer sponsoring the Plan or Salary-Annuity Agreement arrangement under the contract;

    - Disability Retirement, in accordance with Code Section 72(m)(7) or in accordance with the terms of the Plan, if any; or

    - Financial Hardship, in accordance with the terms of the Plan, if any, or on a basis mutually agreed upon between the Contract-Holder and Prudential which will be uniformly applicable to all Participants similarly situated.

    Prudential may require proof, in a form satisfactory to it, that one of the preceding events has occurred before honoring any request for a withdrawal described in the preceding paragraph.

    Withdrawals attributable to Salary-Annuity Agreement contributions made on or before December 31, 1988 and any income credited to such contributions as of December 31, 1988, will not be subject to the provisions of the preceding two paragraphs.

    Income attributable to Salary-Annuity Agreement contributions made on and after January 1, 1989 may not be withdrawn in the case of Financial Hardship.

    The minimum withdrawal is $500, or the dollar value of the Participant's Account if smaller. Payment to the Participant will normally be made within seven days of Prudential's receipt of a duly completed request for it. However, it may be paid at a later date if permitted under the Investment Company Act of 1940.

    The amount paid to the Participant will be the dollar value of the amount withdrawn less the withdrawal charge determined from the following table and the Annual Account Charge if it applies. The amount payable is also referred to as the "Withdrawal Value".


GVA-120-87 (24) (as modified by Group Annuity Amendment Form GAA-7764)
Serial 300                                                       3.1

                                      TABLE


   Withdrawals made in the months
   indicated, counting from the day
   the first Account of a                     Withdrawal Charge per $1.00
   Participant was established hereunder*     being withdrawn.**
   --------------------------------------     ---------------------------
      First 24 months                                   $0.07
      Next 36 months                                     0.06
      Next 60 months                                     0.04
      Next 60 months                                     0.03
      Thereafter                                         0.00

    *Or, if earlier, the day an Account was established for him under a companion contract (or under a similar contract if section 3.5 applies).

    **No charge is made after the amount withdrawn equals the contributions made for the Participant. In addition, no charge is made if the withdrawal is made for reasons of Financial Hardship or Disability Retirement.

    As of the first day no amounts remain in any of the Participant's Accounts under this contract or in an Account for him under a companion contract, all of his Accounts hereunder are cancelled.

    This section may be changed as provided in section 5.1.

3.2 DEATH PAYMENTS:

    If a Participant dies before his Participant's Accounts have been cancelled, the dollar value will be paid to his Beneficiary (see section 7.6). Proof of the Participant's death must be received by Prudential before any payment will be made. Death benefits payable under the contract to a Participant's Beneficiary prior to the date (i) on which an annuity has been purchased for the Participant or (ii) on which minimum distributions have commenced to the Participant pursuant to Code Section 401(a)(9) will be paid as set forth in this section 3.2. Death benefits payable under the contract to a Participant's Beneficiary after the date on which an annuity has been purchased or on which minimum distributions have commenced to the Participant pursuant to Code Section 401(a)(9) will be paid as set forth in section 4.1 of the contract.

    The Beneficiary made elect payment in any of the following forms, unless the Participant has directed otherwise or unless the Plan, if any, provides otherwise:

    (a) a lump sum;

    (b) an annuity form described in section 4.4 of the contract, other than one which provides for payment after the death of the Annuitant to a Contingent Annuitant;

    (c) any other settlement method to which Prudential consents and which is not contrary to the terms of the Plan, if any; or


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Serial 310                                                       3.1-3.2

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    (d) a combination of all or any two of (a), (b) and (c) above.

    Any lump sum payment to a Beneficiary will be subject to the following:

    - If a lump sum is payable to the Participant's spouse, payment of such lump sum will be made no later than the later of the (i) the December 31 of the calendar year following the one in which the Participant's death occurred or (ii) the December 31 of the calendar year in which the Participant would have attained age 70 1/2.

    - If the lump sum is payable to a Beneficiary who is other than the Participant's Spouse, payment of such lump sum will be made no later than the December 31 of the calendar year in which the fifth anniversary of the Participant's death occurs.

    If a lump sum payment is made to the Beneficiary from an Account within one year of the Participant's death, it will be at least equal to the contributions made to that Account less any withdrawals and transfers.

    If payments are to be made to a Beneficiary in a form other than a lump sum, such payments will be subject to the following:

    - If the Beneficiary is the Participant's spouse, payments must commence no later than the later of (i) the December 31 of the calendar year following the one in which the Participant's death occurred or (ii) the December 31 of the calendar year in which the Participant would have attained age 70 1/2. Such payments must be paid over the life of the spouse or over a period not exceeding the life expectancy of the spouse.

    - If the Beneficiary is other than the Participant's spouse, payments must commence no later than the December 31 of the calendar year following the one in which the death of the Participant occurred. Such payments must be paid over the life of the Beneficiary or over a period not exceeding the life expectancy of the Beneficiary.

    If:

    (1)  the Beneficiary does not elect a method of distribution,

    (2) the Participant has not directed that a specific method of distribution be provided for his Beneficiary, and

    (3) the Plan, if any, does not provide for an automatic method of distribution,

    then any death benefits becoming payable under the contract shall be paid in a lump sum commencing no later than the December 31 of the calendar year in which the fifth anniversary of the Participant's death occurs.

    Anything herein to the contrary notwithstanding, if any portion of the Participant's Accounts, which becomes payable to a Beneficiary, consists of
    (i) contributions made under the contract by or on behalf of the Participant on or before December 31, 1986 and (ii) income credited to


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Serial 320                                                       3.2
    such contributions as of December 31, 1986, then distribution of such portion may be deferred until the Beneficiary attains age 70, if the Beneficiary so elects and provided such election does not contravene any prior direction from the Participant or any provision of the Plan, if any.

    All death benefits pursuant to this section 3.2 shall be made at the time and in the manner prescribed in Code Section 401(a)(9) and the Regulations issued thereunder.

    If payments to a Beneficiary are to start at a future date, all or an appropriate portion of the Participant's Accounts will be maintained in accordance with the Beneficiary's election in the same manner as for the Participant. No contributions may be made to an Account hereunder after the Participant's death.

    As of the first day no amounts remain in any of the Participant's Accounts hereunder or in an Account with respect to the Participant under a companion contract, the Participant's Accounts are cancelled. Section 3.1 does not apply.

3.3 TRANSFERS BETWEEN RELATED CONTRACTS:

    A Participant may transfer an amount from one or more of his Participant's Accounts to another Account maintained for him under this contract or to an Account maintained for him under a companion contract but only under the conditions permitted by the Plan, if any. The minimum withdrawal to provide a transfer is $500 from any single Account, or the dollar value of the Account if smaller. The transfer will normally be made within seven days of Prudential's receipt of a duly completed request for it. Section 3.1 does not apply to a withdrawal for this purpose. Transfers are deemed to be made first from the contributions paid for the Participant. Investment income is transferred when there are no longer any contributions in the Account from which the transfer is made.

    Amounts may be transferred to this contract from a companion contract and will be added to one or more Subaccounts as directed by the Participant. An amount transferred to this contract for a Participant will be treated as though it were a contribution made for him (see section 1.2). However, in determining any withdrawal charge, any part of the amount transferred which is investment income will not be considered as a contribution.

    Prudential may, upon notice to the Contract-Holder and Participants, limit the frequency of transfers. This action will take effect on the date of the notice.

    This section may be changed as provided in section 5.1.


GVA-120-87 (24) (as modified by Group Annuity Amendment Form GAA-7764)
Serial 330                                                       3.2-3.3

3.4 TRANSFERS TO ANOTHER FINANCIAL INSTITUTION:

    (a) Total Transfers at the Request of a Participant:

        The Withdrawal Value of any of the Participant's Accounts may be transferred to another financial institution but only under the conditions permitted by the Plan, if any. The transfer may be made directly to that institution or by a payment (or payments) to the Participant who then makes payment to the institution. The transfer will normally be made within seven days after Prudential's receipt of a duly completed transfer request.

        The transfer will be a full settlement of Prudential's liability for the Participant's Account from which the transfer is made.

    (b) Partial Transfers at the Request of Participants:

        A Participant may elect to have a portion of one or more of his Accounts transferred to another financial institution if permitted by the terms of the Plan, if any. The minimum withdrawal to provide a transfer is $500 from any single Account or the dollar value of the Account, if smaller.

        The transfer will normally be made within seven days of Prudential's receipt of a duly completed request for it.

        Prudential may, upon notice to the Contract-Holder and Participants limit the frequency of transfers. This action will take effect on the date of the notice.

        Any transfer amount will be subject to the provisions of section 3.1 relating to withdrawal charges.

    (c) Total Transfers at the Contract-Holder's Request:

        The Contract-Holder may request Prudential to make transfer payments on behalf of all Participants to another financial institution named in the request. The transfer payment will be made on the Transfer Date. The Transfer Date is the later of the day specified in the request and the 90th day after its receipt by Prudential.

        Prudential will promptly notify each Participant, and each Beneficiary of a deceased Participant whose Accounts have not been cancelled, that the request has been received. Each notified person may elect, within 30 days following his receipt of the notice from Prudential, to have one or more of his Accounts cancelled and included in the transfer payment to be made but only under the conditions permitted by the Plan, if any. Each person who does not make an election to transfer will have his Account or Accounts retained under this contract pursuant to its terms.


GVA-120-87 (24) (as modified by Group Annuity Amendment Form GAA-7764)
Serial 340                                                       3.4

        The Account or Accounts of Participants and Beneficiaries who make the election will be cancelled as of the Transfer Date and an amount equal to the sum of the Withdrawal Values, expressed in Units of the cancelled Accounts, times the appropriate Subaccount Unit Value for the day of withdrawal will be transferred within seven days thereafter.

        The Contract-Holder may notify Prudential that this section 3.4(c) is to be inoperative.

    This section may be changed as provided in section 5.1.

3.5 TRANSFERS INVOLVING A SIMILAR CONTRACT OF ANOTHER EMPLOYER:

    A Participant may cease to be employed by an employer who pays contributions under this contract. He may become employed by an employer to whom Prudential has issued a contract similar to this contract. If so, that Participant may request a transfer to that similar contract from this contract but only under the conditions permitted by the Plan, if any. The transfer will normally be made within seven days of receipt of the request. The dollar value of all of the Participant's Accounts will be the amount transferred. The Accounts will be cancelled.

    Also, this contract will accept a transfer from a contract similar to this contract for a person covered thereunder who becomes employed by an employer who pays contributions under this contract. The transferred amount will be treated as a contribution paid for that Participant and will be added to one or more Subaccounts, as directed by the Participant. However, in determining any withdrawal charge, any part of the transferred amount which is investment income will not be considered a contribution.

    This section may be changed as provided in section 5.1.




GVA-120-87 (24) (as modified by Group Annuity Amendment Form GAA-7764)
Serial 350                                                       3.4-3.5

Provision IV. DISTRIBUTIONS:

4.1 DISTRIBUTIONS:

    A Participant may, subject to section 3.1 and in accordance with the terms of the Plan, if any, elect to receive a distribution of his Accounts under the contract in any of the following forms:

    (a) a lump sum;

    (b) an annuity form described in section 4.4;

    (c) any other settlement method to which Prudential consents and which is not contrary to the terms of the Plan, if any; or

    (d) a combination of all or any two of (a), (b) and (c) above.

    Any portion of a Participant's Accounts which is paid to him as a lump sum will be subject to the provisions of section 3.1 relating to withdrawal charges.

    Any payments becoming due to the Beneficiary of a Participant who began receiving a distribution pursuant to paragraph (c) may, unless the Participant has directed otherwise or the Plan, if any, provides otherwise, be paid in any of the forms described in this section 4.1 as elected by the Beneficiary, except for an annuity which provides for payment after the death of the Annuitant to a Contingent Annuitant.

    Any payments becoming due to the Beneficiary of a Participant who began receiving an annuity pursuant to paragraph (b) will, unless the Participant has directed otherwise, be paid as provided in section 4.4.

    Anything in the contract to the contrary notwithstanding, any payments made to a Beneficiary in accordance with the two preceding paragraphs will meet the requirements of Code Section 401(a)(9) and the Regulations issued thereunder.

    As of the first day no amounts remain in any of the Participant's Accounts under this contract or in an Account for him under a companion contract, his Account is cancelled.

4.2 REQUIRED DISTRIBUTION DATE:

    Distributions are required to commence to the Participant as of his Required Distribution Date. A Participant's Required Distribution Date is defined below:

    (a) with respect to the portion of a Participant's Accounts under the contract consisting of (i) contributions made by or on behalf of such Participant on or before December 31, 1986 and (ii) income credited to such contributions as of December 31, 1986, a Participant's Required Distribution Date is the last day of the year


GVA-120-87 (24) (as modified by Group Annuity Amendment Form GAA-7764)
Serial 400                                                       4.1-4.2
        in which the Participant attains age 75, regardless of whether or not such Participant has terminated his employment with the employer sponsoring the Plan or Salary-Annuity Agreement arrangement under the contract.

    (b) with respect to the remaining portion of a Participant's Account under the contract, a Participant's Required Distribution Date is:

        (i) with respect to any Participant who attained age 70 1/2 before January 1, 1988, the April 1 of the calendar year following the one in which the later of (A) the Participant's termination of employment with the employer sponsoring the Plan or Salary-Annuity Agreement arrangement under the contract or (B) the Participant's attainment of age 70 1/2 occurs;

       (ii) with respect to any Participant who attained age 70 1/2 during 1988 and who had not terminated employment with the employer sponsoring the Plan or Salary-Annuity Agreement arrangement under the contract as of January 1, 1989, April 1, 1990; and

      (iii) with respect to all other Participants, the April 1 of the calendar year following the one in which the Participant attains age
            70 1/2 regardless of whether or not such Participant has terminated his employment with the employer sponsoring the Plan or Salary-Annuity Agreement arrangement under the contract.

      If the plan funded under the contract is a church or governmental plan, as defined in the Code, the Required Distribution Date for a Participant covered under such plan with respect to the portion of his Account defined in paragraph (b) above is the Required Distribution Date set forth in subparagraph (b)(i) above.

      If any of the Participant's Accounts includes a transfer contribution made pursuant to paragraph (b) of section 1.1, the Required
      Distribution Date applicable to such transfer contribution will be determined in accordance with paragraph (b) above, except as provided in the following paragraph.

      If any portion of the Participant's transfer contribution consists of
      (i) contributions made by or behalf of the Participant on or before December 31, 1986 and (ii) income credited to such contributions as of December 31, 1986, the Required Distribution Date applicable to such portion will be the Required Distribution Date applicable under the 403(b) program from which such transfer was made, if the following conditions are met:

      (1) a record of the amount of contributions made on or before December 31, 1986 and income credited to such contributions as of December 31, 1986, must be furnished to Prudential in a form satisfactory to it at the time such transfer is made, and


GVA-120-87 (24) (as modified by Group Annuity Amendment Form GAA-7764)
Serial 410                                                       4.2

      (2) evidence of the Required Distribution Date under the 403(b) program from which the transfer was made must be furnished to Prudential in a form satisfactory to it at the time such transfer is made.

4.3 MINIMUM REQUIRED DISTRIBUTION:

    Prior to a Participant's Required Distribution Date, as determined from the records of Prudential on the basis of information furnished to it, Prudential will notify such Participant that he may be required to receive a minimum distribution from his Accounts under the contract in accordance with Code Section 401(a)(9) and the Regulations issued thereunder. Such notice will include information so as to assist the Participant in computing the amount of his required minimum distribution. Following such notice, a Participant may request that the required minimum distribution be paid to him from the contract before his Required Distribution Date.

    If the Participant does not request a distribution of any portion of his Accounts pursuant to this section 4.3, Prudential shall be under no obligation to make such distribution.

4.4 TERMS OF PAYMENT OF ANNUITIES:

    If a Participant elects an annuity pursuant to paragraph (b) of section 4.1, all or a portion of the dollar value of the Participant's Accounts, as specified by the Participant, will be applied to purchase an annuity in accordance with Schedule A. The monthly amount of annuity is determined from the schedule of purchase rates for that annuity.

    Life annuities and Payment Certain annuities are available under this contract. A Life form of annuity is one payable at least during the lifetime of the person (referred to as the "Annuitant") for whom it was purchased. Depending upon the existence and nature of any payment payable after the death of the Annuitant, a Life annuity will be one of the following forms:
    Life - Payment Certain, Life - Contingent, or Life - Payment Certain Contingent annuity. A Payment Certain form of annuity may be payable for a period less than the lifetime of the person for whom the annuity was purchased. The terms of payment of each form of annuity are described below.

   (a) Life Form of Annuity:

       The first monthly payment of a Life - Payment Certain annuity is payable on the date the annuity is purchased. Monthly payments are payable on the first day of each month thereafter throughout the Annuitant's remaining lifetime. If the Annuitant dies before the number of annuity payments made equals the number of Payments Certain applicable to him, monthly annuity payments will be continued until the total number of payments is so equal. These continued annuity payments will each be in the same amount as was payable to the Annuitant. The number of Payments Certain is established when the annuity is purchased and may be 60, 120, 180, 240 or any other number accepted by Prudential.


GVA-120-87 (24) (as modified by Group Annuity Amendment Form GAA-7764)
Serial 420                                                       4 2-4.4

       The first monthly payment of a Life - Contingent annuity is payable on the date the annuity is purchased. Monthly payments are payable on the first day of each month thereafter throughout the Annuitant's remaining lifetime. If the Annuitant dies before the death of his Contingent Annuitant, monthly Contingent Annuity payments will become payable. The first payment of Contingent Annuity will be payable on the first day of the month following the month in which the Annuitant's death occurs. Monthly Contingent Annuity payments are payable on the first day of each month thereafter throughout the Contingent Annuitant's remaining lifetime. The last monthly payment is payable for the month in which his death occurs. The amount of each monthly Contingent Annuity payment will be a percentage of the monthly annuity payment payable before the Annuitant's death. The percentage is established when the annuity is purchased and may be 33 1/3%, 50%, 66 2/3% or 100%, or any other percentage accepted by Prudential. Under a Life - Payment Certain Contingent annuity, a percentage payment will not take effect until the end of the selected Payment Certain period.

   (b) Payment Certain Annuity:

       The first monthly payment of a Payment Certain annuity is payable on the date the annuity is purchased. Monthly payments are payable on the first day of each month thereafter until the total number of Payments Certain specified when the annuity was purchased has been paid. The number of Payments Certain may be 60, 120, 180, 240, or any other number accepted by Prudential.

    Other forms of annuity payments may be provided with the consent of Prudential.

    All annuities purchased under the contract will meet the requirements of Code Section 401(a)(9) and, to the extent applicable, Code Sections 401(a)(11) and 417, and the Regulations issued thereunder.

4.5 SMALL ANNUITIES AND ACCOUNTS:

    If the total monthly amount of annuity which would otherwise be purchased on behalf of any person under this contract and the companion contracts is less than $50, Prudential may, in lieu of an annuity under this contract, make payment in a single sum. The single sum will be equal to the amount that would otherwise be applied to purchase an annuity as described in section 4.4.

    If no contributions have been made under this contract or any companion contract for a Participant for a period of 24 months and the dollar value of his Accounts under all the contracts is $1,000 or less, Prudential may cancel his Accounts under this contract. If the Accounts are cancelled, the dollar value will be paid to the Participant unless he directs payment to a named financial institution. The Annual Account Charge will be made only if no Account remains for him under a companion contract.

4.6 PAYEES:

    Each annuity payment will be made to the Annuitant, Contingent Annuitant or Beneficiary entitled to receive it.


GVA-120-87 (24) (as modified by Group Annuity Amendment Forms GAA-7764)
Serial 430                                                       4.4-4.6

Provision V. CHANGES:

5.1 CHANGES BY PRUDENTIAL:

    Prudential may make changes in this contract as follows:

    (a) The Annual Account Charge and the table of withdrawal charges may be changed periodically on and after the second anniversary of the Effective Date.

    (b) The effective annual rate of the Administrative Expense Charge and the terms and amounts (excluding the withdrawal charge table) of withdrawals and transfers pursuant to Provision III may be changed periodically on and after the fifth anniversary of the Effective Date.


    (c) The schedules of annuity purchase rates may be changed periodically on and after the tenth anniversary of the Effective Date.

    Any change in the table of withdrawal charges and in Schedule D will apply only to amounts added to Participants' Accounts on and after the date the change takes effect. Any other change will apply to amounts in Participants' Accounts whether added before or on and after the date the change takes effect. Any change in the schedules of annuity purchase rates will remain in effect for at least ten years.

    Any change in accordance with this section will be made by giving notice to the Contract-Holder at least 90 days before the date on which the change is to take effect. Notice of changes, other than in the schedules of purchase rates, will also be given to Participants.

5.2 CHANGES BY AGREEMENTS:

    This contract may also be changed in any respect at any time or times by agreement between the Contract-Holder and Prudential.

5.3 CHANGES TO CONFORM TO LAW:

    Prudential may change this contract as, in its discretion, it deems appropriate to satisfy the requirements of any law or regulation administered by a governmental agency.

5.4 PERSONS EMPOWERED TO ACT FOR PRUDENTIAL:

    No agent or other person except one of the following officers of Prudential may change this contract or bind Prudential.

   Chairman and Chief Executive Officer     Associate Actuary
   President                                Secretary
   Vice President                           Assistant Secretary
   Actuary



GVA-120-87 (24)
Serial 500                                                       5.1-5.4

Provision VI. DISCONTINUANCE - TERMINATION OF CONTRACT:

6.1 DISCONTINUANCE OF ESTABLISHING PARTICIPANTS' ACCOUNTS:

    Prudential may notify the Contract-Holder that on and after a specified date no new Participants' Accounts will be established under this contract. The specified date may not be earlier than 90 days after the date of the notice. Thereafter, only contributions for persons who are Participants on the specified date will be accepted hereunder. In all other respects this contract will continue to operate in accordance with its terms.

6.2 DISCONTINUANCE OF CONTRIBUTIONS UNDER THIS CONTRACT:

    Contributions under this contract will be discontinued with respect to all
    Participants:

    (a) at any time after receipt by Prudential of notice thereof from the Contract-Holder,

    (b) when the Plan, if any, terminates,

    (c) as of a date at least 90 days after notice to the Contract-Holder by Prudential that no further contributions will be accepted hereunder, or

    (d) as of the effective date of any Plan change to which Prudential is unable or unwilling to give its consent (see section 7.7).

    After discontinuance the contract will continue to operate in accordance with its terms with respect to Participants' Accounts.

6.3 TERMINATION OF CONTRACT:

    This contract will terminate when all the following have occurred:

    (a) no further contributions may be paid under this contract;

    (b) no Participant's Accounts remain uncancelled; and

    (c) no further annuity or transfer payments are payable from this contract.

GVA-120-87 (24)
Serial 600                                                       6.1-6.3

                                                                 11/89

Provision  VII.    GENERAL TERMS:

7.1 CONTRACT-HOLDER:

    Prudential will normally deal only with the Contract-Holder. However, Prudential and the Contract-Holder may agree to do otherwise. Also, in some cases the contract calls for dealing with another. Prudential will be entitled to rely on any action taken or omitted by the Contract-Holder pursuant to the terms of this contract.

    The Contract-Holder may, from time to time, delegate to an agency certain administrative powers and responsibilities which this contract assigns to the Contract-Holder. Prudential is not bound to recognize any delegation until it has received notice of it. The notice must specify those powers and responsibilities and include evidence of acceptance by the agency. On and after the date of receipt of the notice, Prudential will deal with the agency with respect to those powers and responsibilities and will be entitled to rely on any action taken or omitted by the agency with respect thereto in the same manner as if dealing with the Contract-Holder. If any agency fails or refuses to act with respect thereto, then the delegation will be void for the purposes of this contract. Thereafter, Prudential will deal only with the Contract-Holder. The Contract-Holder may give notice to Prudential of delegation to another agency of specified powers and responsibilities.

7.2 COMMUNICATIONS:

    All communications to the Contract-Holder or to Prudential will be in writing. They will be addressed to the Contract-Holder at its principal office, or at such other address as it may communicate to Prudential. They will be addressed to Prudential, c/o The Prudential Asset Management Company, Inc., Defined Contribution Programs, W.W. Scranton Office Park, 30 E.D. Preate Drive, Moosic, Pennsylvania 18507-1796, or at such other address as it may communicate to the Contract-Holder. All communications to any other person or organization dealing with Prudential will be addressed to that person or organization at the last address of record.

7.3 PLACE OF PAYMENT - CURRENCY:

    All payments to Prudential under this contract will be payable at its office described above or at an address or to a representative as may be specified by Prudential by notice to the Contract-Holder.

    All payments under this contract, whether to or by Prudential, will be in lawful money of the United States of America. Dollars and cents, as specified in this contract, means lawful dollars and cents of United States currency.

GVA-120-87 (24)
Serial 700                                                       7.1-7.3

7.4 INFORMATION -- RECORDS:

    The Contract-Holder will furnish all information which Prudential may reasonably require for the administration of this contract. If the Contract-Holder cannot furnish any required item of information, Prudential may request the person concerned to furnish the information. Prudential will not be liable for the fulfillment of any obligations in any way dependent upon information unless and until it receives the information in a form satisfactory to it.

    Information furnished to Prudential may be corrected for demonstrated errors in it unless Prudential has already acted to its prejudice by relying on the information. Except for the corrections, information furnished to Prudential will be regarded as conclusive. Prudential will maintain the records necessary for its administration of this contract. These records will be prepared from the information furnished to Prudential and will constitute evidence as to the truth of the information in the records.

7.5 MISSTATEMENTS:

    If any relevant fact relating to any person is found to have been misstated, the following will apply:

    (a) The amount of annuity payable by Prudential will be that which would be provided by the amount allocated to purchase the annuity on the basis of the correct information, without changing the date of first payment of the annuity.

        Any adjustment by Prudential of the amount or terms of payment made in accordance with this section will be conclusive upon any other person affected by it.

    (b) The amount of any underpayment by Prudential will be paid in full with the next payment due. The amount of any overpayment by Prudential will be deducted to the extent possible from amounts payable thereafter.

7.6 BENEFICIARY:

    If, as to any person, this contract provides for the payment of an amount or amounts after the person dies to other than the person's Contingent Annuitant, payment will be made to the Beneficiary the person named. Any spousal consent requirements of applicable Federal law (as it relates to employee benefit plans) will apply in designating a Beneficiary. A person for whom an Account is held or an annuity is being paid under this contract may name a Beneficiary to replace one previously named provided the change complies with any applicable Federal law (as it relates to employee benefit plans). However, the Participant may instruct Prudential that his Contingent Annuitant or Beneficiary is not to have this right to name a Beneficiary.

    A Beneficiary may be named by filing a request with Prudential on a form acceptable to it. It will become effective when entered on Prudential's records. It will apply to any amounts payable after the request was received by Prudential, except any withdrawals and payments made before the request was entered on Prudential's records. Prudential will acknowledge the naming of a Beneficiary.

GVA-120-87 (24) (as modified by Group Annuity Amendment Form GAA-7764)
Serial 710                                                       7.4-7.6

    The interest of any Beneficiary who dies before the Participant ceases upon that Beneficiary's death. If there is no named Beneficiary when an amount is payable to one, payment will be made to the estate of the last to die of the Participant or Annuitant, his Contingent Annuitant, and his Beneficiary. If a payment would be made to the estate of a Participant or Annuitant, Prudential may make the payment to any one or jointly to any number of his surviving relatives: spouse, children, parents, brothers or sisters.

    Prudential, in determining whether a person is a relative of a Participant or Annuitant or is a Beneficiary entitled to payment, may rely solely on any evidence it deems acceptable. Each payment Prudential makes in reliance thereon will be a valid discharge of its obligation under this contract as to that payment.

    If a series of payments becomes payable to a Beneficiary and the first payment is less than $50, Prudential may choose to make payment in one sum. Also, if the payee is not a natural person and a series of payments is payable, Prudential may choose to make a payment in one sum. The one sum payment will be equal to the value of the series of payments discounted at interest from each payment due date to the date of the one sum payment. The discount interest rate will be the interest rate in the schedule of annuity purchase rates used to establish the series of payments.

7.7 PLAN CHANGES:

    If the employer maintains a written Plan of benefits, the name of such Plan is shown on the first page of this contract. This contract applies to the terms of the Plan in effect on the Effective Date and to each Plan change if Prudential consents. The Contract-Holder will furnish Prudential with a copy of the Plan. While this contract is active, the Contract-Holder will also furnish a copy of each Plan change.

7.8 DIVISIBLE SURPLUS:

    The portion, if any, of the divisible surplus of Prudential accruing upon this contract will be determined annually by the Board of Directors of Prudential and credited to Participants' Accounts as determined by the Board. (It is unlikely any divisible surplus will accrue upon this contract.)

    No annuity under this contract will be taken into account in the determination of any divisible surplus to be credited to this contract.

7.9 LIMIT ON ASSIGNMENT:

    To the extent applicable law requires, the interests in and payments from this contract are not assignable or subject to the claims of any creditor. For this purpose, compliance with the terms of a Qualified Domestic Relations Order as defined in Code Section 414(p) will not be considered an assignment of benefits.


GVA-120-87 (24) (as modified by Group Annuity Amendment Form GAA-7764)
Serial 720                                                       7.6-7.9

7.10 CERTIFICATES:

     Prudential will issue a certificate for each annuity which is effected under this contract. If any law requires, Prudential will issue a certificate to a Participant for whom an annuity has not yet been effected. A certificate will be descriptive of the Participant's or Annuitant's rights and duties under the contract.

7.11 ENTIRE CONTRACT -- CONSTRUCTION:

     This document constitutes the entire contract.

     This contract will be construed according to the laws of the jurisdiction set forth on the first page.


GVA-120-87 (24)
Serial 730                                                       7.10-7.11

                                   SCHEDULE A

                     FORMS OF ANNUITY WHICH MAY BE PURCHASED

     Form of Payment Payable                 Applicable Schedule
     -----------------------                 -------------------

1.   Life - Payment Certain Annuity.    1.   Use Schedule B for allocation.
2.   Life - Contingent Annuity.         2.   Use Schedule C for allocation.
3.   Payment Certain Annuity.           3.   Use Schedule D for allocation.


Prudential may provide monthly amounts of annuity larger than those shown in the following schedules for annuities purchased during any period specified by Prudential. Annuity purchase rates for other forms of annuity consented to by Prudential will be furnished on request. The following schedules may be changed as provided in section 5.1.




GVA-120-87 (24)
Serial A-100                                                     Schedule A

                                                                 1/90
                                    SCHEDULES

Monthly amount of annuity purchased per $10,000 of a Participant's Account, after deduction from it of any taxes on annuity considerations that apply.

SCHEDULE B - Life-Payment Certain Annuity (120 Payments Certain)

                                  Monthly Amount
                                  --------------
                        If date the annuity is purchased is in:

Age                      1990        1991       1995       2000
---                      ----        ----       ----       ----
60                      $52.53      $41.36     $40.58     $39.85
65                       57.51       46.57      45.60      44.68
70                       63.85       53.19      51.98      50.82

SCHEDULE C - Life-Contingent Annuity

                                  Monthly Amount
                                  --------------
                        If Annuitant and Contingent Annuitant have same date of birth.
                        If the date the annuity is purchased is in:

Age                      1990      1991    1995     2000
---                      ----      ----    ----     ----

If specified percentage to Contingent Annuitant is 100%:

60                      $46.96    $35.91   $35.31   $34.78
65                       50.70     39.88    39.10    38.39
70                       56.00     45.36    44.32    43.32

If specified percentage to Contingent Annuitant is 50%:

60                      $49.99    $38.71   $38.00   $37.34
65                       54.69     43.53    42.61    41.75
70                       61.25     50.15    48.92    47.71

SCHEDULE D - Payment Certain Annuity

                                  Monthly Amount
                                  --------------
                    If date the annuity is purchased is in:

Number of
Payments Certain          1990      1991     1995     2000
----------------          ----      ----     ----     -----
 60                     $173.38   $165.44  $164.73  $164.73
120                       97.22     88.83    88.45    88.45
180                       72.32     63.48    63.20    63.20

                              *         *        *        *

The rates in these Schedules are to be used without adjustment only when the facts that apply to the Participant and his annuity are as shown. Rates for other facts will be furnished upon request.

GVA-120-87 (24)
Serial S-100                                                 Schedules B-D